UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 30, 2006


Proguard Acquisition Corp.
(Exact name of registrant as specified in its charter)


       FLORIDA                 333-123910                33-1093761
(State or other            (Commission File          (I.R.S. Employer
jurisdiction of                Number)              Identification No.)
incorporation or organization


    3040 E. Commercial Blvd
        Ft. Lauderdale, FL                                33308
(Address of principal executive offices)                (Zip Code)


Registrant's Telephone number, including area code:  (954) 491-0704



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))






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ITEM 5.01   Changes in Control of Registrant

(b) On July 5, 2006 holders of eighty-seven (87%) percent of the Registrant?s issued and outstanding Common Stock collectively granted an option to Worldwide Security Acquisitions, LLC, to purchase a minimum of Two Million (2,000,000) shares and a maximum of Two Million Three Hundred and Fifty (2,350,000) shares of the issued and outstanding restricted stock of the Registrant at an exercise price of One ($1.00) Dollar per share. The option transaction was reported as
Item 8.01 Other Events, in the Registrant?s Current Report on Form 8-K dated July 5, 2006 incorporated herein by reference.

On October 27, 2006, the parties to the option transaction agreed to amend the operative terms of the arrangement, extending the term for exercise of the option granted to 5:00 P.M., EST on January 29, 2007, and increasing the Optionee?s nonrefundable deposit against exercise of the option from Twenty Five Thousand ($25,000.00) Dollars to Three Hundred Thousand ($300,000.00) Dollars. On October 25, 2006, the Optionee deposited the additional sum of Two Hundred Twenty Five Thousand ($225,000.00) Dollars in the escrow originally established on July 21, 2006 bringing the total, nonrefundable deposit in the transaction to Three Hundred Thousand ($300,000.00) Dollars. All other terms of the option transaction were unchanged.

In the event that the option granted is exercised at any time prior to the close of business on January 29, 2007, eighty-seven (87%) Percent of the Registrant?s capital stock will have changed hands resulting at that time in a change of control of this small business Issuer, if and when the option is in fact so exercised.

Item 8.01   Other Events

On July 5, 2006 holders of Two Million Three Hundred Fifty Thousand (2,350,000) Shares of the restricted Common Stock of the Registrant collectively granted an option (the ?Option?) to Worldwide Security Acquisitions, LLC, (the ?Optionee?) to purchase a minimum of Two Million (2,000,000) restricted shares of the Company?s Common Stock and a maximum of Two Million Three Hundred Fifty Thousand (2,350,000) shares of the Company?s restricted Common Stock at an exercise price of One ($1.00) Dollar per share. Entry into the corresponding option transaction agreements was reported by the Registrant in its Current Report on Form 8-K dated July 5, 2006 and the transaction documents were filed as exhibits to that Current Report.

On October 25, 2006, in subsequent discussions between the Optionors and the Optionee and at the request of the Registrant, the Optionors agreed to extend the term for exercise of the Option to January 29, 2007 so as to enable closure of the Registrant?s 2006 year-end under its present control and management.

As an aspect of extending the Option term, the Optionee agreed to increase its nonrefundable escrow deposit in the transaction from Twenty-Five Thousand ($25,000.00) Dollars to Three Hundred Thousand ($300,000.00) Dollars. On October 25, 2006, the Optionee accordingly deposited an additional Two Hundred Twenty Five Thousand ($225,000.00)

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Dollars into the option transaction escrow which when added to the prior escrow deposit, in the total amount of Seventy-Five Thousand ($75,000.00) Dollars, brought the escrow deposit amount to Three Hundred ($300,000.00) Dollars all of which is now nonrefundable.

All of the Shareholders comprising the Optionor have appointed the Registrant?s President, Chief Executive Officer and Director, Mr. Frank
R. Bauer, as their collective representative in connection with the option transaction. Mr. Bauer has accepted that appointment. On October 27, 2006, the Optionor, by and through Mr. Bauer, and the Optionee entered into amended agreements reflecting the foregoing modified terms of the Option and the option transaction arrangement and the Registrant now anticipates the potential change of control which will occur, if and when the option is timely exercised pursuant to the amended terms of the transaction, on or before the close of business on January 29, 2007.


Item 9.01 Financial Statements and Exhibits.

(d)

10.1   Amended Restricted Stock Option Agreement dated October 25, 2006

10.2   Amended Stock Purchase Escrow Agreement dated October 25, 2006

10.3  Form of Agency Agreement in Connection with Capital Stock
Purchase Transaction dated 11/-/2006


Signatures


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Proguard Acquisition Corp.


Date:

By:  /s/Frank R. Bauer
     -----------------------
     Frank R. Bauer
     Chief Executive Officer